Exhibit 99.1

Hercules Capital on Pace to Potentially Exceed $1.0 Billion in Total New Debt and Equity Commitments in 2018

●	Year-to-date “YTD” closed and pending total new debt and equity commitments of $724.8 million as of June 8, 2018

○	Quarter-to-date “QTD” Q2 2018 closed total new debt and equity commitments of $313.8 million to 17 companies including 11 new and six (6) existing portfolio companies as of June 8, 2018

○	Pending new commitments of $145.0 million in signed non-binding term sheets as of June 8, 2018(1)

PALO ALTO, Calif., June 11, 2018 – Hercules Capital, Inc. (NYSE: HTGC) (“Hercules” or the “Company”), the leading and largest specialty finance company specifically focused on providing growth capital to some of the most innovative and disruptive venture capital backed growth companies in the U.S., many of which are pre-IPO and M&A stage companies backed by some of the leading top tier venture capital firms, today provided an intra-quarter business update for the second quarter and year-to-date outlook for 2018.

“We are off to a tremendous start for 2018 and well positioned to achieve another record year with nearly $580 million in closed new debt and equity commitments to date,” stated Manuel A. Henriquez, founder, chairman and chief executive officer of Hercules. “Our momentum and pace of new loan originations from the first quarter has both continued and accelerated, as evidenced by our strong new commitment activities already realized during second quarter-to-date, and further exemplifies our industry leadership as well as strong brand, reputation and scale of the Hercules platform within the venture capital and private equity community. Although we remain guardedly optimistic, we are nonetheless witnessing unprecedented loan demand, as evidenced with our closed and pending commitments of nearly $725 million in just the first five months of the year, putting us on pace to originate and close over $1.0 billion in new commitments for the full year. To meet this demand, we are continuing to actively manage our liquidity by opportunistically accessing both the debt and equity capital markets to fund this demand and growth. We will also, of course, be actively monitoring for critical changes in macro-economic conditions or geopolitical developments, including the administration’s new fiscal and trade policies and the impact of the mid-term elections.”

New Debt and Equity Commitments for Q2 2018:

As of June 8, 2018, quarter-to-date, Hercules has originated approximately $313.8 million of new debt and equity commitments to 17 new and existing portfolio companies.

17 new commitments to innovative venture growth-stage companies:

Technology Portfolio

Eight (8) New Commitments - $196.6 Million

Life Sciences Portfolio

Two (2) New Commitments - $58.0 Million

Sustainable and Renewable Technologies Portfolio

One (1) New Commitment - $15.0 Million

Existing Portfolio Companies

Six (6) New Commitments - $44.2 Million

Unscheduled Early Principal Repayments “Early Pay-Offs”:

As of June 8, 2018, quarter-to-date, Hercules has received $59.1 million in early pay-offs, of which approximately $39.6 million was received from portfolio companies that previously had credit ratings of 3-5.

Quarter-to-Date Potential Unrealized/Realized Gains:

As of June 8, 2018, Hercules has the following potential unrealized/realized gains from certain portfolio companies:

1.

In April 2018, Hercules’ portfolio company, DocuSign Inc. (NASDAQ: DOCU), a company that provides electronic signature technology and digital transaction management services for facilitating electronic exchanges of contracts and signed documents, completed its IPO. Hercules currently holds 385,000 shares of common stock as of March 31, 2018, which represents an unrealized gain of $16.2 million, as of the closing price of $57.92 for DocuSign on June 8, 2018. The unrealized gain may increase or decrease as the stock price of DocuSign moves up or down from its closing price on June 8, 2018, thereby impacting Hercules’ eventual realized gain or (loss).

2.

In December 2017, Hercules’ portfolio company Quanterix Corporation (NASDAQ: QTRX), a company digitizing biomarker analysis to advance the science of precision health, completed its IPO. Hercules currently holds 84,778 shares of common stock and warrants for 66,039 shares of common stock, respectively, as of March 31, 2018, which represents an unrealized gain of approximately $0.8 million as of the closing price of $17.02 for Quanterix on June 8, 2018. The unrealized gain may increase or decrease as the stock price of Quanterix moves up or down from its closing price on June 8, 2018, thereby impacting Hercules’ eventual realized gain or (loss).

3.

In October 2017, Hercules’ portfolio company ForeScout Technologies, Inc. (NASDAQ: FSCT), a leading Internet of Things security company, completed its IPO. Hercules currently holds 199,842 shares of common stock, as of March 31, 2018. Subsequent to March 31, 2018, Hercules liquidated its entire position in ForeScout and recognized a net realized gain of approximately $5.7 million.

Portfolio Company IPO, M&A and Other Activity in Q2 2018:

IPO Activities

As of June 8, 2018, Hercules held warrant and equity positions in three (3) portfolio companies that had filed registration statements with the Securities and Exchange Commission in contemplation of a potential IPO.

•

In June 2018, Hercules’ portfolio company, Tricida, Inc., a privately-held, late-stage pharmaceutical company focused on the development and commercialization of its lead product candidate, TRC101, a non-absorbed, orally-administered polymer drug design to treat metabolic acidosis in patients with chronic kidney disease, filed a Form S-1 Registration Statement with the SEC in contemplation of a potential public offering. Hercules initially committed $25.0 million in venture debt financing in February 2018 and currently holds 212,765 shares of common stock as of March 31, 2018.

•	Two (2) companies filed confidentially under the JOBS Act

There can be no assurances that companies that have yet to complete their IPOs will do so.

M&A Activities

1.

In May 2018, Hercules’ portfolio company FanDuel, a leading U.S. daily fantasy sports operator, announced they had entered into a definitive agreement with Paddy Power Betfair plc (LON: PPB), an international, multi-channel sports betting and gaming operator, to combine Paddy Power’s U.S. business (Betfair US) with FanDuel. Under the agreement, Paddy Power will contribute its existing U.S. assets along with $158.0 million of cash. The cash contribution will be used to pay down existing FanDuel debt and fund working capital of the combined business. Hercules initially committed $20.0 million in venture debt financing, including $1.0 million in convertible debt, in October 2016, and currently holds warrants for 15,570 shares of common stock and 4,648 shares of Preferred Series A stock as of March 31, 2018.

2.

In May 2018, Hercules’ portfolio company PerfectServe, Inc., a comprehensive and secure care team collaboration platform, was acquired by K1 Investment Management LLC, a private equity firm investing in high-growth private companies across North America. Terms of the acquisition were not disclosed. Hercules initially committed $20.0 million in venture debt financing in November 2017.

3.

In May 2018, Hercules’ portfolio company RazorGator Inc., an online ticket reselling platform for sports, theater and concert tickets, and vacation packages for sporting events, was acquired by TickPick, an online ticket marketplace to buy, bid on and sell tickets on sports, concerts and other live events. Terms of the transaction were not disclosed. Hercules initially committed $5.0 million in venture debt financing in January 2005, and currently holds 34,783 shares of Preferred Series AA stock as of March 31, 2018.

Portfolio Company Activities

1.	In May 2018, Hercules’ portfolio company TransEnterix, Inc. (NYSE: TRXC), a medical device company that is digitizing the interface between the surgeon and the patient to improve minimally invasive surgery, announced that they had received FDA 510(k) clearance for expanded indications of its Senhance Surgical System. With this clearance, Senhance System’s total addressable annual procedures in the U.S. has more than doubled to over three million. Hercules initially committed $20.0 million in venture debt financing in May 2018.

2.

In June 2018, Hercules’ portfolio company Tricida, Inc., a late-stage pharmaceutical company, announced that its TRCA-301 trial met both its primary and secondary endpoints in its pivotal Phase 3 double-blind randomized, placebo-controlled, multi-center Phase 3 clinical trial in 217 chronic kidney disease (CKD) patients with metabolic acidosis.

Accompanying Footnotes:

(1)

Signed non-binding term sheets are subject to satisfactory completion of Hercules’ due diligence and final investment committee approval process as well as negotiations of definitive documentation with the prospective portfolio companies. These non-binding term sheets generally convert to contractual commitments in approximately 90 days from signing. It is important to note that not all signed non-binding term sheets are expected to close and do not necessarily represent future cash requirements or investments.

About Hercules Capital, Inc.

Hercules Capital, Inc. (NYSE: HTGC) (“Hercules”) is the leading and largest specialty finance company focused on providing senior secured venture growth loans to high-growth, innovative venture capital-backed companies in a broad variety of technology, life sciences and sustainable and renewable technology industries. Since inception (December 2003), Hercules has committed more than $7.6 billion to over 420 companies and is the lender of choice for entrepreneurs and venture capital firms seeking growth capital financing. Companies interested in learning more about financing opportunities should contact info@htgc.com, or call 650.289.3060.

Hercules’ common stock trades on the New York Stock Exchange (NYSE) under the ticker symbol “HTGC.” In addition, Hercules has four outstanding bond issuances of 6.25% Notes due 2024 (NYSE: HTGX), 4.375% Convertible Notes due 2022, 4.625% Notes due October 2022 and 5.25% Notes due 2025 (NYSE: HCXZ).

Forward-Looking Statements

This press release may contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. You should understand that under Section 27A(b)(2)(B) of the Securities Act of 1933, as amended, and Section 21E(b)(2)(B) of the Securities Exchange Act of 1934, as amended, or the Exchange Act, the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995 do not apply to forward-looking statements made in periodic reports we file under the Exchange Act.

The information disclosed in this press release is made as of the date hereof and reflects Hercules most current assessment of its historical financial performance. Actual financial results filed with the SEC may differ from those contained herein due to timing delays between the date of this release and confirmation of final audit results. These forward-looking statements are not guarantees of future performance and are subject to uncertainties and other factors that could cause actual results to differ materially from those expressed in the forward-looking statements including, without limitation, the risks, uncertainties, including the uncertainties surrounding the current market volatility, and other factors the Company identifies from time to time in its filings with the SEC. Although Hercules believes that the assumptions on which these forward-looking statements are based are reasonable, any of those assumptions could prove to be inaccurate and, as a result, the forward-looking statements based on those assumptions also could be incorrect. You should not place undue reliance on these forward-looking statements. The forward-looking statements contained in this release are made as of the date hereof, and Hercules assumes no obligation to update the forward-looking statements for subsequent events.

Contact:

Michael Hara

Investor Relations and Corporate Communications

Hercules Capital, Inc.

(650) 433-5578

mhara@htgc.com